Gulf Resources, Inc.
6 YEAR PLAN
June 14.2022

Safe Harbor

- This presentation contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, the company’s ability to complete additional acquisitions and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.

Gulf Resources Plan Caveats

The information in this presentation represents the current view of management for internal planning purposes.

The purpose of this presentation is to allow investors to understand how management currently views the risks and opportunities in its business. Like any projections, these just represent management's view at one point in time.

Investors should understand that actual results will likely differ from the projections in this presentation.

There could and will likely be many unforeseen economic, political, and environmental issues that could materially impact the projections in this presentation. Actual results in 2022 and future years could vary significantly.

The financial information are based on Non US-GAAP, and the estimates exclude any potential nonrecurring factors or write-offs.

Gulf Resources Plan Caveats (Bromine and Crude Salt)

Shouguang City Haoyuan Chemical Company Limited

(Bromine and Crude Salt)

- There are still too many uncertainties, especially during this epidemic outbreak period. We do not know what the China epidemic prevention and control policy will be.
- Only the four currently opened bromine and crude salt factories are included in this plan.
- The Company did not include the three currently closed bromine factories , although it believes it will receive approval to open at least one and potentially more of its closed factories in 2022.
- The Company will provide more updates on this segment plan when it has more clarity on the status of the three closed bromine factories.
- Bromine prices are currently very strong. The assumptions are based on current bromine price.
- Management believes the balance of supply and demand will continue to result in strong pricing. However, pricing could decline in future years from events currently outside the assumptions of management.
- The company could be materially impacted by unforeseen events, such as another Typhoon, and government policy.

Gulf Resources Plan Caveats (Chemicals)

Shouguang Yuxin Chemical Industry Co., Limited

(Chemical Products)

- The Chemical factory has almost completed its civil works. The company has contacted its suppliers and will have the remainder of the equipment produced and delivered, so it can complete the installation and begin testing and trial production.
- the company is concerned that problems in the supply chain and other uncertainties during the COVID epidemic period could changed our timeline.
- Because construction problems may be encountered, the new equipment may not perform as expected, and test and trial production could encounter problems that are currently unforeseen, the Company will provide this segment plan when production commences or when it gets better clarity on the timeline.
- There are still too many uncertainties, especially during this epidemic outbreak period. We do not know what the China epidemic prevention and control policy will be.

Gulf Resources Plan Caveats (natural gas)

Daying County Haoyuan Chemical Company Limited (Natural Gas)

- The company is still waiting for the provincial government of Sichuan to finalize the land and resource planning for Sichuan Province. The company has no assurances on the timing of these plans.
- Since the government of China has approved that privately owned enterprises are allowed to participate in natural gas production and since there is great demand for natural gas in China, the company remains optimistic about this project.
- There are still too many uncertainties, especially during this epidemic outbreak period. We do not know what the China epidemic prevention and control policy will be.
- The company will provide this segment plan when the situation becomes more predictable or when it receives approvals from government.
- With these caveats in mind, the following represents management's best assumptions on future results at this time.

Pricing of Bromine

Bromine prices are expected to remain at high levels for the foreseeable future.

- **World-wide demand remains very strong.**
  - Bromine is being increasingly used in pharmaceuticals, for flame retardants, pesticides, oil and gas drilling, and now in zinc-bromine batteries.
- **World-wide supply is peaking or even declining.**
  - Many facilities are showing decreasing productivity as fields are been tapped out.
  - Many countries, including China, have closed some bromine facilities for environmental reasons.
- **Increasing demand and decreasing supply may contribute to the continued increase in bromine pricing.**

CAP. EX. Year	Bromine & Salt ($)
2021	20,455,686
2020	3,804,421
2019	60,611,949
2018	34,049,728
2017	17,877,417
total	136,799,201

Bromine & Crude Salt Utilization

Since 2017, the Haoyuan subsidiary has spent $136,799,201 on capital expenditures for bromine and crude salt.

- Some was spent to meet new environmental standards, for new roads and aqueducts, and for clean-up from Typhoon Lekima.
- A substantial portion was spent drilling wells .
- In the first quarter of 2022, utilization increased .

Shouguang City Haoyuan Chemical Company Limited (*Bromine & Crude Salt-6 Year Plan)*

- **Based on these assumptions, Gulf expects bromine and crude salt to be profitable in 2022 and until 2027 based on Non US-GAAP.**
- **These estimates include an allocation for corporate overhead but do not include public company costs.**

Bromine & Crude Salt				Exchange Rate (2022/06/01):	6.6651	
	2022	2023	2024	2025	2026	2027
	$	$	$	$	$	$
Revenues	48,761,459	49,361,600	49,961,741	49,961,741	49,961,741	49,961,741
Cost of Sales	20,104,725	20,704,866	20,704,866	18,604,372	16,053,773	16,053,773
Taxes & Surcharges	4,670,845	4,724,475	4,780,678	4,780,678	4,780,678	4,780,678
Income	23,985,889	23,932,259	24,476,197	26,576,691	29,127,290	29,127,290
Other Income	2,250,529	3,600,846	3,600,846	3,900,917	4,200,987	4,200,987
Operating Expenses	62,121	62,542	62,617	62,617	62,617	62,617
Administration	9,493,309	9,725,691	9,726,141	9,726,141	9,726,591	9,727,041
Financial Expenses	43,425	30,065	15,957	3,452	-12,456	-26,725
Net Profit	16,637,562	17,714,808	18,272,328	20,685,397	23,551,525	23,565,344
Income Tax	0	0	0	4,256,308	5,887,881	5,891,336
Profit After Tax	16,637,562	17,714,808	18,272,328	16,429,089	17,663,644	17,674,008

About Gulf Resources, Inc.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited ("DCHC"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Contact Us

Company Contacts

Gulf Resources, Inc.

Helen Xu, IR Director

beishengrong@vip.163.com

Website: www.gulfresourcesinc.com